Exhibit 23.1



                          INDEPENDENT AUDITORS' CONSENT



     We consent to the incorporation by reference in Registration Statements No. 333-74413, No. 333-83937, No. 333-39918, No. 333-45362, No. 333-48752, and No.
333-62860 on Form S-3 and in Registration Statements No. 333-83935 and No. 333-41186 on Form S-8 of MediaBay, Inc. of our report dated April 1, 2002 appearing in this Annual Report on Form 10-K of MediaBay, Inc. for the year ended December 31, 2001.



/s/ Deloitte & Touche
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Parsippany, New Jersey
April 1, 2002